EXHIBIT 4.1



                       Advisory and Consulting Agreements


                                            Number of Shares/Options
                                            ------------------------

                  4.1 (a)                            9,000,000

                  4.1 (b)                            9,000,000

                  4.1 (c)                            9,000,000

                                                                  Exhibit 4.1(a)

                        Advisory and Consulting Agreement

                              CONSULTING AGREEMENT


         This Consulting Agreement (the "Consulting Agreement") made as of July 24, 2001, by and between S. Michael Rudolph, 1325 Howard Ave. # 422, Burlingame, CA 94010 ("Consultant") and Diamond Entertainment Corporation with offices at 800 Tucker Lane, Walnut, CA 91789 (the "Company").

                                   WITNESSETH

         WHEREAS, the Company requires and will continue to require consulting services relating management, strategic planning and marketing in connection with its business; and

         WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

         WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

         1.       APPOINTMENT.
                  ----------
         The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

         2.       TERM.
                  ----
         The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on July 23, 2002, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

         3.       SERVICES.
                  --------
         During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning certain operational areas and shall review and advise the Company regarding its overall progress, needs and condition in those areas. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

                  (a) The implementation of short-range and long-term strategic planning to develop and enhance the Company's equipment requirements for efficiency improvements;

                  (b) Develop and implement for the Company, an electronic inventory control system in order to improve operational efficiencies,

                  (c) Advise the Company relative to finding and improving worker efficiencies with the expansion of operations of the Company;

         4.       DUTIES OF THE COMPANY.
                  ---------------------
         The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall supply Consultant with all data and information requested relating to the areas that the consultant will be involved.

         5.       COMPENSATION.
                  ------------
         The Company will immediately grant Consultant options to purchase 9,000,000 shares of the Company's Common Stock with an exercise price at $.005 per share and said option shall expire on July 23, 2002 at 5:00 P.M. P.S.T. Consultant in providing the foregoing services, shall not be responsible for any out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

         6.       REPRESENTATION AND INDEMNIFICATION.
                  ----------------------------------
         The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

         7.       MISCELLANEOUS.
                  -------------
         TERMINATION: This Agreement may be terminated by either Party upon written notice to the other Party for any reason which shall be effective five
(5) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

         MODIFICATION:     This Consulting Agreement sets forth the entire
understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

         NOTICES: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

         WAIVER: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

         ASSIGNMENT:      The Options under this Agreement are assignable at the
discretion of the Consultant.

         SEVERABILITY: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         DISAGREEMENTS: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Orange County, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

         IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

Diamond Entertainment Corporation                    CONSULTANT


/s/ James K. T. Lu                                   /s/ S. Michael Rudolph
------------------                                   ------------------------
 James K.T. Lu                                        S. Michael Rudolph
Chief Executive Officer

                                                                  Exhibit 4.1(b)


                              CONSULTING AGREEMENT

         This Consulting Agreement (the "Consulting Agreement") made as of July 24, 2001, by and between Howard Schraub, 8638 Rueffe Monte Carlo, La Jolla CA 92037 ("Consultant") and Diamond Entertainment Corporation with offices at 800 Tucker Lane, Walnut, CA 91789 (the "Company").

                                   WITNESSETH

         WHEREAS, the Company requires and will continue to require consulting services relating management, strategic planning and marketing in connection with its business; and

         WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

         WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

         1.       APPOINTMENT.
                  -----------
         The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

         2.       TERM.
                  ----
         The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on July 23, 2002, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

         3.       SERVICES.
                  --------
         During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning the marketing and communicating of the company's operations and visions to the public domain. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

                  (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

                  (b) The implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

                  (c) Advise and assist the Company in its communication to the public as well as evaluate several public relations firms and introduce Company to the ones that would best work with the Company given its industry.

         4.       DUTIES OF THE COMPANY.
                  ---------------------
         The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph.

         5.       COMPENSATION.
                  ------------
         The Company will immediately grant Consultant the option to purchase 9,000,000 shares of the Company's Common Stock with an exercise price at $.005 per share, which option shall expire on July 23, 2002 at 5:00 P.M. P.S.T. Consultant in providing the foregoing services, shall not be responsible for any out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

         6.       REPRESENTATION AND INDEMNIFICATION.
                  ----------------------------------
         The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

         7.       MISCELLANEOUS.
                  -------------
         TERMINATION: This Agreement may be terminated by either Party upon written notice to the other Party for any reason which shall be effective five
(5) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

         MODIFICATION: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

         NOTICES: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

         WAIVER: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

         ASSIGNMENT: The Options under this Agreement are assignable at the discretion of the Consultant.

         SEVERABILITY: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         DISAGREEMENTS: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Orange County, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

         IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

Diamond Entertainment Corporation           Consultant


/s/ James K. T. Lu                          /s/ Howard Schraub
-----------------------                     ------------------
James K. T. Lu                              Howard Schraub
Chief Executive Officer

                                                                  Exhibit 4.1(c)


                              CONSULTING AGREEMENT

         This Consulting Agreement (the "Consulting Agreement") made as of July 24, 2001, by and between George Furla, 2317 Mount Olympus Dr., Los Angeles, CA 94402 ("Consultant") and Diamond Entertainment Corporation with offices at 800 Tucker Lane, Walnut, CA 91789 (the "Company").

                                   WITNESSETH

         WHEREAS, the Company requires and will continue to require consulting services relating management, strategic planning and marketing in connection with its business; and

         WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

         WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

         1.       APPOINTMENT.
                  -----------
         The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

         2.       TERM.
                  ----
         The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on July 23, 2002, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

         3.       SERVICES.
                  --------
         During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning the marketing, production and promotion of the Company's film projects, plus, seeking additional film titles for the Company's library and to advise the Company on gaining international licensing for its film library. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

                  (a) The implementation of short-range and long-term strategic planning to develop and enhance the Company's marketing of its film library; and

                  (b) Advise the Company in improving the production and promotion of its film projects; and

                  (d) Assist the Company in obtaining additional film titles for its library; and

                  (e) Advise the Company concerning gaining international licensing to market its film library abroad.

         4.       DUTIES OF THE COMPANY.
                  ---------------------
         The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

         5.       COMPENSATION.
                  ------------
         The Company will immediately grant Consultant the option to purchase 9,000,000 shares of the Company's Common Stock with an exercise price at $.005 per share, which option shall expire on July 23, 2002 at 5:00 P.M. P.S.T. Consultant in providing the foregoing services, shall not be responsible for any out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

         6.       REPRESENTATION AND INDEMNIFICATION.
                  ----------------------------------
         The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

         7.       MISCELLANEOUS.
                  -------------
         TERMINATION: This Agreement may be terminated by either Party upon written notice to the other Party for any reason which shall be effective five
(5) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

         MODIFICATION:     This Consulting Agreement sets forth the entire
understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

         NOTICES: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

         WAIVER: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

         ASSIGNMENT:     The Options under this Agreement are assignable at the
discretion of the Consultant.

         SEVERABILITY: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         DISAGREEMENTS: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Orange County, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

         IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

Diamond Entertainment Corporation                        Consultant

/s/ James K. T. Lu                                       /s/ George Furla
-----------------------                                  ----------------
James K. T. Lu                                           George Furla
Chief Executive Officer